Exhibit 99.1

For Release: 29 June 2012

TRONOX AUTHORIZES STOCK REPURCHASE,

REGULAR QUARTERLY DIVIDEND and 5-FOR-1 STOCK SPLIT

COMPANY REPORTS ON SECOND QUARTER TRENDS

STAMFORD, Conn., June 29 2012 – Tronox Limited (NYSE: TROX), a global leader in the titanium products industry, announced today that its Board of Directors has authorized the repurchase of up to 2.5 million Class A shares in open market transactions. Any shares that are repurchased by the company will be cancelled in accordance with Australian law, under which the company is incorporated.

In addition, the Board declared a dividend of US$1.25 per share on Class A and Class B shares and announced its intent to continue to pay a dividend of US$1.25 per share on a quarterly basis. The declared dividend will be payable on August 13 to shareholders of record at the close of business on July 13, 2012.

The Board also approved a 5-to-1 stock split in which holders of record of Class A and B shares at the close of business on July 20 are issued 4 additional shares for each share of the same class by way of bonus issue.

“While we have considered issuing a special dividend as a way to return capital to shareholders, we believe our stock is undervalued at the present trading levels and therefore the best use of corporate resources is to invest in ourselves at these prices by repurchasing our shares,” said Tom Casey, chairman and chief executive officer of Tronox Limited. “We intend to begin this program as soon as practical and expect to be purchasers of our shares for as long as and in amounts that we believe will create value for our shareholders. At present, we have a substantial amount of liquidity available to support this program. Moreover, we continue to believe our overall cost of capital will be reduced and our return on equity increased by normalizing our capital structure. We therefore continue to expect to add leverage to our balance sheet, a major part of the proceeds of which we expect to be returned to our shareholders either as share repurchases or special dividends, depending on our share price at that time and market conditions.”

Although the share repurchase program does not include a specific timetable or price targets and may be suspended or terminated at any time, the company expects the program to involve purchases of up to US$150 million in the shorter term followed by additional purchases following a new debt financing.

Mr. Casey continued: “The timing of such a debt offering must take into account credit market conditions and the time necessary for Exxaro to release its semi-annual financial reports that will form the pro forma basis of the mineral sands business’ financial statements required to be included in any offering memorandum and Tronox Limited Board approval.”

Regarding second quarter operating trends, Mr. Casey stated: “It is not our general policy to provide either guidance or interim statements about our operating or financial performance. However, since we intend to be in the market as purchasers of our shares and have received a number of inquiries about the effects of current global economic trends on our business, we believe it is appropriate in this particular instance to provide some preliminary commentary on our performance. While the financial results for the second quarter are not yet final, and will include various purchase accounting entries and other adjustments associated with the acquisition of Exxaro’s mineral sands assets (coupled with only two-weeks of combined operations), we expect second-quarter adjusted EBITDA to be approximately 20 percent lower than that of the first quarter in 2012, which was reported at approximately US$151 million. The primary factor contributing to this result is that second-quarter ore costs are approximately US$600 per metric ton above that of the first quarter and these added costs are not expected to be fully offset by the modestly higher average selling prices and essentially level sales volumes that the company is experiencing. In light of these sales trends and in order to control inventory levels, we have slowed production at our pigment plants resulting in less fixed-cost absorption. Outside of the Chinese market, which is approximately 8 percent of our sales over the last five years, we have not seen any substantial lost sales to Chinese suppliers. Although we expect to realize modestly higher average selling prices sequentially in Q2, we have seen prices in Europe, the Asia Pacific and to a lower degree other regions soften as a result of the demand in those regions lessening and supply not declining commensurately. For the full year 2012, we expect our pigment business to achieve average selling prices of approximately 15 percent higher than those in 2011. We believe the largest contributing factors to the relative softness in demand stem from customer reactions to the continued macroeconomic slowdown in, and risks arising from, China and the Eurozone markets. We cannot predict the resolution of those macroeconomic conditions.

Casey noted: “Following the June 15, 2012 closing of our acquisition of the minerals sands business from Exxaro, Tronox operates as a vertically integrated producer of mineral sands and pigments and expects to benefit from reduced earnings volatility and limited margin compression caused by rising ore costs because the company will be capturing margin at both minerals sands and pigments levels of the value chain.”

The company also announced that it intends to schedule investor presentations in New York City and Boston the week of July 16 and in Europe the week of July 23. The details of these meeting will be announced when they are determined.

About Tronox

Tronox is a global leader in the production and marketing of titanium bearing mineral sands and titanium dioxide pigment. Through the integration of its pigment and mineral sands business, the company provides its customers a dependable supply of brightening solutions for a variety of end uses. For more information, visit http://www.tronox.com.

FORWARD LOOKING STATEMENTS

Statements in this release that are not historical are forward-looking statements. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances. The forward-looking statements involve risks that may affect the company’s operations, markets, products, services, prices and other risk factors as discussed in the company’s financial statements published on our website and in our filings with the Securities and Exchange Commission, including under the ‘Risk Factors” section of our registration statement on Form S-4. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal regulatory and technological factors including, our access to unrestricted cash, compliance with our bank facility covenants, the price of our shares, general market conditions, our customers potentially reducing their demand for our products due to, among other things, the economic downturn, more competitive pricing from our competitors, increased supply from our competitors; our ability to successfully integrate the existing business of Tronox Incorporated and Exxaro Mineral Sands including achieving the expected cost savings, operating efficiencies and other benefits expected. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including adjusted EBITDA, excluding restructuring cost. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with US GAAP. The non-GAAP financial measures presented by the company may be different than non-GAAP financial measures presented by other companies. The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results, as well as the impact of fresh-start accounting. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with US GAAP.

Management believes these non-GAAP financial measures:

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Reflect Tronox Limited’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude expenses that are not reflective of ongoing operating results;

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Provide useful information to investors and others in understanding and evaluating Tronox Limited’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

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Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation and amortization to the net income. Further adjustments due to fresh-start accounting, and stock-based compensation charges attempt to exclude items that are either non-cash or non-recurring in nature; and

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Enable investors to assess the company’s compliance with financial covenants under its debt instruments. Tronox Limited’s term loan has maintenance financial covenants that use EBITDA as part of the measures, e.g., consolidated leverage ratio, which is a ratio of indebtedness to consolidated EBITDA; and consolidated interest coverage ratio which is a ratio of consolidated EBITDA to interest expenses.

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In addition, adjusted EBITDA, excluding restructuring expenses, is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate EBITDA and adjusted EBITDA differently than Tronox, EBITDA may not be, and adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies.

Media Contact: Bud Grebey

Direct: 203.705.3721

Investor Contact: Brennen Arndt

Direct: 203.705.3722